UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

July 18, 2011 (July 12, 2011)

Date of Report (date of earliest event reported)

TRANSCEPT PHARMACEUTICALS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-51967	33-0960223
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1003 W. Cutting Blvd., Suite #110

Point Richmond, California 94804

(Address of principal executive offices)

(510) 215-3500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

On July 15, 2011, Transcept Pharmaceuticals, Inc. (the “Company”) implemented a reduction of approximately 45% of the Company’s workforce. Affected employees, including Terrence O. Moore, Vice President, Marketing and Sales, were notified on July 15, 2011. The reduction plan carries out a realignment of the Company’s workforce and operations after receipt of a Complete Response Letter from the U.S. Food and Drug Administration (“FDA”) with respect to the Company’s resubmitted New Drug Application for Intermezzo®, the Company’s lead product candidate. The Company believes that positions phased out by the reduction plan are non-essential to the Company’s primary goal of seeking regulatory approval for Intermezzo® and continuing development of the Company’s TO-2061 program. The Company expects to substantially complete the reduction plan during the third quarter of 2011. In connection with the workforce reduction, the Board of Directors approved the acceleration of vesting of options held by employees subject to the workforce reduction, including Mr. Moore, by one year from each employee’s effective termination date. In addition, affected employees, including Mr. Moore, will have the right to exercise all vested options for a period of one year after their effective termination date. Mr. Moore’s termination date will be effective July 31, 2011.

The Company expects to record restructuring charges in connection with the workforce reduction plan with respect to severance payments, benefits continuation as well as stock compensation charges associated with the modification of certain stock options (“stock option charges”). Severance and benefit continuation charges are estimated to be approximately $1.1 million and are expected to be recorded in the third quarter of 2011. The Company currently cannot determine estimated stock option charges, but expects to file an amendment to this Current Report on Form 8-K within four business days of making such determination. The Company expects the organizational change will reduce current annualized payroll and benefit expenses by approximately $2.1 million.

Forward-Looking Statements Disclaimer

The disclosure contained in this Item 2.05 contains forward-looking statements concerning the expected charges and costs associated with the reduction plan as well as expected plans of the Company with respect to the development of Intermezzo® and TO-2061. These forward-looking statements involve risks and uncertainties. Facts that could cause actual results to differ materially from the statements included in this Item 2.05 disclosure include difficulties encountered in implementing the planned workforce reductions such as litigation or other claims arising out of the reduction as well as difficulties or delays in obtaining FDA approval for Intermezzo®, the scope of any Intermezzo® approval and potential setbacks in the development of TO-2061. Further information on potential factors that could affect the Company’s future financial results are included in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011.

Item 7.01 Regulation FD Disclosure.

On July 12, 2011, the Company issued a press release announcing that it expected to receive a Complete Response Letter from the FDA on the resubmitted Intermezzo® New Drug Application and on July 14, 2011 announced that it received such letter. On July 15, 2011, the Company issued a press release regarding the reduction in force plan described above. These press releases are furnished herewith as Exhibits 99.1, 99.2 and 99.3 and incorporated by reference herein. The furnishing of the attached information is not an admission as to the materiality of any of the information set forth therein.

The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.1, 99.2 and 99.3 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated July 12, 2011 regarding expected receipt of a Complete Response Letter from the Food and Drug Administration

99.2	Press Release dated July 14, 2011 regarding receipt of a Complete Response Letter from the Food and Drug Administration

99.3	Press Release dated July 15, 2011 regarding a reduction in force

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSCEPT PHARMACEUTICALS, INC.

Date: July 18, 2011

	By:	/s/ Marilyn E. Wortzman
Name: Marilyn E. Wortzman
Title: Vice President, Finance

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated July 12, 2011 regarding expected receipt of a Complete Response Letter from the Food and Drug Administration

99.2	Press Release dated July 14, 2011 regarding receipt of a Complete Response Letter from the Food and Drug Administration

99.3	Press Release dated July 15, 2011 regarding a reduction in force